UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amendment and Restatement of Bryan H. Hall’s Employment Agreement.

Virgin Media Inc. (the “Company”) has entered into a Second Amended and Restated Employment Agreement, dated as of August 4, 2008, with Bryan H. Hall (the “Second Amended Employment Agreement”), pursuant to which Mr. Hall will continue to serve as the General Counsel of the Company.  The following summary of the Second Amended Employment Agreement is qualified in its entirety by reference to the full text of the Second Amended Employment Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Second Amended Employment Agreement supersedes and replaces in its entirety all prior employment agreements to which Mr. Hall and the Company are party, including the Amended and Restated Employment Agreement dated as of December 8, 2006, to which the Company (then named NTL Incorporated) and Mr. Hall were parties (the “2006 Agreement”).  That agreement was scheduled to expire at the end of 2008.  The material terms of the Second Amended Employment Agreement follow those of the 2006 Agreement (as described in the Company’s 2008 proxy statement) in all material respects, except as noted below.

Pursuant to the Second Amended Employment Agreement, the Company has agreed to increase Mr. Hall’s base salary to £375,000 per year, effective from July 1, 2008.

In connection with his entry into the Second Amended Employment Agreement, the Company granted Mr. Hall options to purchase 200,000 shares of common stock of the Company at a per share exercise price of $11.16.  These options will vest as to 100,000 shares of common stock on June 30, 2009 and 100,000 shares of common stock on December 31, 2009, subject to (i) Mr. Hall’s continued employment and (ii) other terms and conditions contained in the Company’s standard form of stock option agreement and the Virgin Media Inc. 2006 Stock Incentive Plan.  Upon the occurrence of a change in control of the Company, these options will automatically become fully vested.

The term of the Second Amended Employment Agreement ends on December 31, 2009.  In the event that the Company terminates Mr. Hall’s employment without cause on or after January 1, 2009 or Mr. Hall suffers a constructive termination without cause, the Company will pay Mr. Hall a lump-sum severance payment of cash equal to two times his then-current base salary.  Consistent with the 2006 Agreement, in the event that the Company terminates Mr. Hall’s employment without cause or Mr. Hall suffers a constructive termination without cause prior to January 1, 2009, or Mr. Hall suffers a constructive termination without cause in connection with a change of control of the Company after January 1, 2009, the Company will pay Mr. Hall a lump-sum severance payment of cash equal to three times his then-current base salary.

If Mr. Hall’s employment with the Company is not renewed upon the expiration of its term, the Company will pay him (1) a lump-sum cash severance payment equal to his then-current annual base salary, (2) the annual cash bonus for the Company’s 2009 fiscal year, and (3) amounts payable under the 2007-2009 Long Term Incentive Plan (“LTIP”) and the 2008-2010 LTIP (pro-rated).  The payments under items (2) and (3) will be made when such amounts are paid to continuing employees, and will be based on actual satisfaction of applicable performance goals..

Item 9.01.  Financial Statements and Exhibits.

           (d)  Exhibits

                  10.1     Second Amended and Restated Employment Agreement entered into by and between Virgin Media Inc. and Bryan H. Hall, dated as of August 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2008

VIRGIN MEDIA INC.

By:	/s/ Scott G. Dresser
Name:	Scott G. Dresser

Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement entered into by and between Virgin Media Inc. and Bryan H. Hall, dated as of August 4, 2008.